                                                                    EXHIBIT 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
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FOR IMMEDIATE RELEASE                CONTACTS:  MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

                           NUCO2 COMPLETES $73 MILLION
                          REFINANCING OF EXISTING DEBT
                                      -----
                        NEW LONG TERM FUNDING STRENGTHENS
                     COMPANY'S PROGRAM FOR SUSTAINED GROWTH
                                      -----
                 FOURTH QUARTER AND FISCAL 2003 YEAR-END RESULTS
                     ARE ON TARGET WITH EARLIER PROJECTIONS

STUART,  FLORIDA,  August 26, 2003 -- NuCO2 Inc.  (Nasdaq:  NUCO),  the nation's largest  supplier of bulk CO2  systems and  services  for  carbonating  fountain beverages, today announced successful completion of a $73 million refinancing of the  Company's  existing  debt.  The new financing is comprised of a $50 million senior credit facility that includes a $10 million revolving line of credit, and the issuance of $30 million of subordinated notes.

            "What  we  have  accomplished  is  the  refinancing  of  all  of the
Company's  existing debt scheduled to begin to come due over the next 12 months.
This refinancing comfortably extends the maturities so that NuCO2 is now solidly positioned to focus on its long-term  growth  strategy and operating and balance sheet improvements," said Michael E. DeDomenico, Chairman and CEO.

            "While the Company plans to fully fund its long-term  growth program through internally generated cash flow, the revolving line of credit will assist the Company to meet any additional growth opportunities," added Mr. DeDomenico.

            "We completed this  refinancing  following  final review of year-end fiscal 2003 financial results," stated Mr. DeDomenico.  "These results confirmed the positive  direction of our Company's growth and financial  performance,  and that the financial targets for the fourth quarter and year-end were achieved."

            The senior credit facility includes a $30 million A Term loan with a four-year  graduating  amortization.  In addition,  the facility  includes a $10 million  five-year B Term loan and a $10  million  four-year  revolving  line of credit of which $3.0  million  was drawn  down at  closing.  The  lenders in the senior  credit  facility are BNP Paribas,  Royal Bank of Scotland  plc,  Merrill
Lynch Capital,  and Bank of America,  N.A. BNP Paribas Securities Corp. acted as lead arranger.

            The Company issued  subordinated  notes with detachable  warrants to purchase  common  stock which are due  February,  2009.  Investors  are JPMorgan
Partners, the private equity affiliate of J.P. Morgan Chase & Co., Royal Bank of
Scotland  plc and  entities  affiliated  with Craig L. Burr and William P. Egan, current shareholders of NuCO2.

                                   ABOUT NUCO2

            NuCO2 Inc.  is the leading  and only  national  provider of bulk CO2 products  and  services to the U.S.  fountain  beverage  industry.  With service locations within reach of 99% of the fountain  beverage users in the Continental
U.S., NuCO2's  experienced  professionals  comprise the largest network of sales and support  specialists in the industry  serving  national  restaurant  chains, convenience stores,  theme parks and sports and entertainment  complexes,  among others. NuCO2's revenues are largely derived from the installation, maintenance, rental and service of high  quality  bulk CO2  systems,  which are  increasingly replacing  high pressure CO2  cylinders,  until now the  traditional  method for carbonating  fountain  beverages.  The new technology offers consistent quality, greater  ease of  operation,  and  heightened  efficiency  and safety  utilizing permanently  installed on-site  cryogenic storage tanks.  NuCO2 provides systems and  service  that  allows  its  customers  to spend  more  time  serving  their customers. Visit the Company's website at http://www.nuco2.com.

            Statements  contained in this press release concerning the Company's outlook,  competitive  position and other  statements of  management's  beliefs, goals and expectations are  "forward-looking  statements"  within the meaning of
Section 27A of the  Securities  Act of 1933 and  Section  21E of the  Securities
Exchange  Act of 1934,  and are  subject to risks and  uncertainties  that could cause actual results to differ  materially from those expressed in or implied by the  statements.  With  respect  to such  forward-looking  statements,  we claim protection  under the Private  Securities  Litigation  Reform Act of 1995. These
risks and  uncertainties  include,  but are not  limited  to, the ability of the
Company to add new accounts, competition,  general economic conditions and other factors and risks  identified  in the  Company's  U.S.  Securities  and Exchange
Commission filings.

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